CERTIFICATE OF OWNERSHIP

OF

CTT INTERNATIONAL DISTRIBUTORS, INC.

(a Delaware corporation)

AND

SK3 GROUP, INC.

(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST:

That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME STATE OF INCORPORATION CTT International Distributors Inc. Delaware SK3 Group, Inc. Delaware

SECOND:

That 100% of the outstanding stock of SK3 Group, Inc. is owned by CTT International Distributors Inc.

THIRD:

That the name of the surviving corporation of the merger is CTT International Distributors Inc., which will continue its existence as said surviving corporation under the name SK3 Group, Inc.

FOURTH:        That the Certificate of Incorporation of CTT International Distributors Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

       “FIRST:  The name of the corporation is SK3 Group, Inc.”

FOURTH:

That the members of the Board of Directors of CTT International Distributors, Inc. unanimously adopted the following resolution by written consent on the 14th day of May, 2007:

RESOLVED, that the Company's wholly-owned subsidiary, SK3 Group, Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to SK3 Group, Inc.

FIFTH:

This merger shall be effective on May 18, 2007.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 14th day of May, 2007.

CTT INTERNATIONAL DISTRIBUTORS INC.

By:/s/ Sajid Kapadia

Name:  Sajid Kapadia

Title:    Chief Executive Officer

SK3 GROUP, INC.

By:/s/ Sajid Kapadia

Name:  Sajid Kapadia

Title:    President

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